UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐		If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.

On December 16, 2020, Blue Cube Spinco LLC (“Blue Cube”), a wholly-owned subsidiary of Olin Corporation ( “Olin”), delivered a notice of optional redemption to the holders of its outstanding 9.75% Senior Notes due 2023 (the “Notes”) issued under the Indenture dated as of October 5, 2015 (as amended and supplemented, the “Indenture”), between Blue Cube and U.S. Bank National Association, as trustee, pursuant to which Blue Cube will redeem all of the $120,000,000 aggregate principal amount of outstanding Notes. The Notes will be redeemed on January 15, 2021 (the “Redemption Date”) at a redemption price in cash of 102.438% of the principal amount of the Notes. Accrued and unpaid interest to, but excluding, the Redemption Date will be paid on the Notes subject to redemption in accordance with the terms of the Indenture and the Notes.

A press release announcing these matters is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

Statements in this Current Report on Form 8-K which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the redemption of the Notes. These statements often include words such as “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “project,” “estimate,” “forecast,” “optimistic,” or similar expressions relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future events, and current expectations, estimates and projections about the redemption of the Notes. However, it should be understood that these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the Securities and Exchange Commission, including without limitation the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as supplemented by the additional Risk Factor set forth in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, include, but are not limited to the following: sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as vinyls, urethanes, and pulp and paper; the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products; our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation; higher-than-expected raw material, energy, transportation and/or logistics costs; failure to control costs or to achieve targeted cost reductions; new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities; the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards; weak industry conditions affecting our ability to comply with the financial maintenance covenants in our senior credit facility; the negative impact from the COVID-19 pandemic and the global response to the pandemic; the failure or an interruption of our information technology systems; complications resulting from our multiple enterprise resource planning systems and the conversion to a new system; a loss of a substantial customer for either chlorine or caustic soda could cause an imbalance in customer demand for these products; our substantial amount of indebtedness and significant debt service obligations; unexpected litigation outcomes; changes in, or failure to comply with, legislation or government regulations or policies; costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings; failure to attract, retain and motivate key employees; the effects of any declines in global equity markets on asset values and any declines in interest rates used to value the liabilities in our pension plan; adverse changes in international markets, including economic, political or regulatory changes; our long range plan assumptions not being realized causing a non-cash impairment charge of long-lived assets; adverse conditions in the credit and capital markets, limiting or preventing our ability to borrow or raise capital; and various risks associated with our transition and subsequent operation of the Lake City U.S. Army Ammunition Plant.

All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
99.1	Press Release announcing redemption of 9.75% Senior Notes due 2023, dated December 16, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Olin has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Nicholas W. Hendon
	Name:	Nicholas W. Hendon
	Title:	Assistant Secretary

Date: December 16, 2020